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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                 August 16, 2001
                     --------------------------------------
                Date of Report (Date of earliest event reported)



                           Wabash National Corporation
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             (Exact name of registrant as specified in its charter)



            Delaware                 1-10883                52-1375208
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  (State or other jurisdiction     (Commission           (IRS Employer of
         incorporation)              File No.)          Identification No.)



           1000 Sagamore Parkway South, Lafayette, Indiana 47905
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           (Address of principal executive offices)   (Zip Code)



               Registrant's telephone number, including area code:
                                 (765) 771-5310
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                                 Not applicable
                   -------------------------------------------
          (Former name or former address, if changed since last report)


                             Exhibit Index on Page 4

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Item 5.   Other Events.

          On August 16, 2001, Wabash National Corporation announced it had substantially completed a comprehensive review of operations and had received approval from its Board of Directors to implement certain restructuring and cost reduction plans. These plans involve consolidating physical facilities and reducing the Company's workforce by approximately 900 employees, as previously discussed on July 24, 2001. The consolidation of physical facilities includes the closing of its trailer assembly plants in Ft. Madison, IA, and Scott Co., TN, and a parts distribution facility in Montebello, CA. As a result, the Company expects to take a one-time, pre-tax charge of approximately $40 million during the third quarter of 2001. In addition, the Company plans to immediately implement actions that will result in a substantial reduction of the Company's used trailer inventories. As a result, the Company expects to incur pre-tax losses of approximately $28 million on the disposal of these used trailers.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

               99.1     Press Release, dated August 16, 2001.






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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      Wabash National Corporation




Date:  August 17, 2001                By: /s/ Mark R. Holden
                                          -----------------------------------
                                          Mark R. Holden
                                          Vice President - Chief Financial
                                          Officer (Principal Financial Officer
                                          and Principal Accounting Officer)








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                                  EXHIBIT INDEX



Exhibit No.       Description
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99.1              Press Release, dated August 16, 2001.













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